EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 4 to Registration Statement on Form S-1 of our report dated April 14, 2008, relating to the financial statements of Ufood Resturant Group, Inc. as of December 30, 2007 and December 31, 2006 and for the fiscal years then ended and to the reference to us under the heading “Experts ” in the Prospectus, which is part of this Registration Statement.

/s/ Carlin, Charron & Rosen, LLP
Westborough, Massachusetts
November 18, 2008